UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax Kai Haakon E. Liekefett +1 (212) 839-8744 kliekefett@sidley.com AMERICA · ASIA PACIFIC · EUROPE

Via EMAIL

May 3, 2018

Mark Holscher

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, CA 90071
mark.holscher@kirkland.com

Re:	Your Letter Dated May 2, 2018

Dear Mr. Holscher:

I am writing to you in response to your letter on behalf of Wynn Resorts, Limited (“Wynn Resorts” or the “Company”) dated May 2, 2018 to outside counsel of our client, Elaine P. Wynn.

At first I was surprised by your caustic tone and bold misstatements, but the purpose of your letter became obvious later when Wynn Resorts filed it as “proxy solicitation materials” with the SEC. It appears that your letter was a public relations stunt to cover up that your client was caught in the act obstructing shareholder rights. It takes an enormous liberty with the truth to suggest, as you did, that Ms. Wynn’s lawsuit “may have been avoided with a simple conversation,” so let me set the record straight:

•	On Friday, April 20, Ms. Wynn signed a demand for shareholder list materials, which was delivered to your client on April 23. The demand expressly asked for “all other information in the [Company’s] possession for the purpose of contacting and communicating with its stockholders,” and even pointed you to the relevant case law. Among other items, the demand expressly requested the “Non Objecting Beneficial Owners or NOBO list.” Nevada case law is crystal clear that a NOBO list had to be provided. Wynnefield Capital vs. Omega Protein Corporation was decided in 2016, i.e., after the Nevada statute was last amended in 2015 (which you cited as the excuse not to provide the NOBO list). The court ruled:

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Mark Holscher
Kirkland & Ellis LLP
May 3, 2018

“To the extent [the company] currently possesses a list of e-mail addresses and mailing addresses of its non-objecting beneficial owners (“NOBOs”), [the company] is to provide such e-mail addresses and mailing addresses.”1

Ms. Wynn requested that the materials be provided by April 25.

•	Late in the evening on Wednesday, April 25, at 8:35 pm Eastern Time, your client responded in a letter to me and indicated the Company’s “willingness to make available these records.” The letter did not object to any items of the requested shareholder list materials. The only express condition your client asked be to fulfilled before it provided the materials was Ms. Wynn’s execution of a confidentiality agreement.
•	On Thursday, April 26, at 3:56 pm Eastern Time, even though a confidentiality agreement is legally not required under Nevada law, one of my colleagues emailed your client and its outside counsel a confidentiality agreement signed by Ms. Wynn. I also stated in an email to your client and its outside counsel:

“I propose that Ms. Wynn’s proxy solicitor, Dan Burch of MacKenzie Partners (identified as agent in her power of attorney), will reach out to Wynn Resorts’ proxy solicitor to arrange for access to the books and records in question. Dan is copied herein.”

We never heard back from your client or its proxy solicitor.

•	On Friday, April 27, at 6:01 pm Eastern Time, I followed up with the following email:

“Our proxy solicitor, MacKenzie Partners, advised me that your proxy solicitor, Innisfree, refuses to provide the shareholder list materials.  Innisfree said that they were not authorized by Wynn Resorts’ counsel to do this. We fail to see any legal justification to not share the shareholder list materials with our proxy solicitor.  We provided you over 24 hours ago with the signed NDA in the form requested by you.  We expect you to instruct Innisfree promptly to provide the materials.  Our client reserves all rights.”

•	Later that same day, your client’s Nevada counsel responded:

“Thank you for sending the signed NDA.  The records are available at our office in Las Vegas as set forth in the letter from Kim, but we would be happy to have your proxy solicitor reach out to Scott Winter at Innisfree to discuss.  Scott is copied here.”

1 Wynnefield Partners Small Cap Value LP I v. Omega Protein Corp., A-16-737863-B (Nev. Dist. Ct. 2016). Affirmed in Michael D. Tofias and Bradley P. Rexroad vs. Surge Components, Inc. (Nev. Dist. Ct. 2016). See also Cenergy Corp. v. Bryson Oil & Gas PLC (D. Nev. 1987).

Mark Holscher
Kirkland & Ellis LLP
May 3, 2018

The email did not object to providing any items of the requested shareholder list materials.

•	Later that evening, on Friday, April 27, Ms. Wynn’s proxy solicitor spoke to Innisfree, the Company’s proxy solicitor, who promised to provide the shareholder list materials on “Monday morning.” Again, the proxy solicitor did not object to any items of the requested shareholder list materials.
•	On Monday, April 30, Ms. Wynn’s proxy solicitor followed up, again, with Innisfree, the Company’s proxy solicitor. Innisfree replied that it was “told by outside counsel that [counsel’s] interpretation of Nevada law is they only need to provide us the registered list, bylaws, and articles of incorporation” and that “none of the other materials requested will be provided.” This was the first time the Company took this legal position that it would not provide materials requested in Ms. Wynn’s April 20 letter – diametrically contrary to the aforementioned case law.
•	In the evening on Tuesday, May 1, in light of the Company’s quickly approaching 2018 annual meeting, my client was forced to file a complaint to compel the Company to provide the NOBO list.
•	The morning of Wednesday, May 2, the Company learned of the lawsuit when news of the complaint became public. Just a few hours later, at 10:10 am Pacific Time, the Company capitulated and agreed to provide the records to which Ms. Wynn was entitled all along.

The foregoing facts make clear that Ms. Wynn and her advisors made numerous attempts to obtain the shareholder list materials before filing suit. Your client was stringing Ms. Wynn along in an attempt to run down the clock. After all, every day counts since your client radically compressed the solicitation period when the Company scheduled the 2018 annual meeting to take place only 28 days after it disclosed the meeting date (as compared to 41 to 42 days in the past three years).

Mark Holscher
Kirkland & Ellis LLP
May 3, 2018

Since her lawsuit had the intended effect of forcing your client to provide the shareholder records to which she is entitled, Ms. Wynn will dismiss her suit – even though she is severely and unfairly disadvantaged by the fact that she was unable to use the shareholder lists for the first 14 of the 28 days of solicitation time.2

The court of public opinion will judge your client’s actions. I am confident shareholders will see matters as we do: the “New Wynn” continues to protect the interests of its legacy directors by stalling and obstructing the rights of its shareholders.

Sincerely,

/s/ Kai Haakon E. Liekefett

Kai Haakon E. Liekefett

PS: Ms. Wynn will send your client her legal bills for her lawsuit. After all, NRS 78.105(3) provides that if a company neglects or refuses to permit an inspection of the records, the company is liable for all damages resulting therefrom.

cc:	Elaine P. Wynn

2 When combined with the fact that the Company skipped the filing of a preliminary proxy statement by going straight to definitive despite the fact that the Company knew or should have reasonably known that Ms. Wynn would commence a solicitation in opposition to one or more proposals of the Wynn Resorts board (given the proxy legend on the April 17, 2018 letter Ms. Wynn filed with the Securities and Exchange Commission), this means that the Company has had more than a 14-day head start on Ms. Wynn with respect to the 28-day solicitation period for this year’s annual meeting.